SMITH, CARNEY & CO., p.c.
CERTIFIED  PUBLIC  ACCOUNTANTS

Joseph E. Brueggen	5100 N. Brookline, Suite 1000
Kenneth L. Carney	Oklahoma City, OK 73112-3627
Kevin L. Fosbenner	BUS: (405) 272-1040
Edward W. Granger	FAX: (405) 235-6180
Rebecca A. Hembree	1-800-570-1040
Joseph W. Hornick
Kevin D. Howard	5 S. Commerce, Suite 33
Van R. Oliver	Ardmore, OK 73401-3924
H. Kirby Smith	BUS: (580) 226-1227
FAX: (580) 226-1229
__________________	1-866-570-1040
www.smithcarney.com

February 28, 2011

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Sooner Holdings Inc.
Commission File Number: 0-18344

Dear Commissioners:

We are the former independent registered public accounting firm for Sooner Holdings Inc. (the "Company"). We have read the Company's disclosure set forth in Item 4.01 "Changes in Registrant's Certifying Accountant" of the Company's Current Report on Form 8-K dated February 28, 2011(the "Current Report") and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Respectfully,

/s/Smith, Carney & Co., p.c.

Smith, Carney & Co., p.c.
Oklahoma City, OK

Member American Institute of Certified Public Accountants
Member SEC Practice Section
PCAOB Registered Firm